EXHIBIT 10.20

                  EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND
                            JOHN J. REIS, AS AMENDED
                       (MANAGEMENT COMPENSATION CONTRACT)



                              EMPLOYMENT AGREEMENT
                     BETWEEN NUMEREX CORP. AND JOHN J. REIS

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made effective as of the 3rd day of June 1996, by and between Numerex Corp., a corporation incorporated under the laws of the Commonwealth of Pennsylvania ("Numerex" or the "Company"), and JOHN J. REIS (the "Executive").

         WHEREAS, Numerex is desirous of hiring Executive to serve as President, Chief Executive Officer and as a director of Numerex;

         WHEREAS, the Executive is desirous to serve as President, Chief Executive Officer and as a director of Numerex;

         WHEREAS, Numerex considers the services of the Executive to be in the best interests of Numerex and desires to induce the Executive to serve Numerex on an impartial and objective basis and without distraction or conflict of interest; and

         WHEREAS, the Executive is willing to be employed by Numerex from and after the date hereof on the basis of the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, upon the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

         1.       Employment.

                  Numerex hereby employs the Executive, and the Executive hereby accepts such employment, for the period stated in Section 3 below and upon the other terms and conditions herein provided.


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         2.       Position and Duties.

                  (a)      Employment Duties.

                           During the Employment Period (as defined in Section
3) the Executive agrees to serve as President, Chief Executive Officer and as a director of Numerex, except as may be modified by the written agreement of the parties hereto. In his capacity as President and Chief Executive Officer of Numerex, the Executive shall promote the best interests of Numerex, will be responsible for the day to day operations of Numerex and shall perform such managerial duties and responsibilities for Numerex as may from time to time be assigned to him by the Board of Directors of Numerex. As President and Chief Executive Officer of Numerex, the Executive shall have supervision and control over and responsibility for all areas of operations, shall perform such other duties as may from time to time be assigned to him by the Board of Directors of Numerex and shall report directly to the Board of Directors of Numerex. The other duties as may from time to time be assigned to him shall be consistent with and shall not interfere with the performance of the duties described herein and shall be of a type customarily performed by persons of similar titles with similar corporations. Throughout the Employment Period, and except for illness, vacation periods and leaves of absence granted by Numerex (if any), the Executive shall devote all his business time, attention, skill and efforts to the faithful performance of his duties hereunder, and shall accept such office or offices to which he may be elected by the Board of Directors of Numerex. The Executive shall keep complete and accurate records which reflect the carrying out of his duties hereunder. In addition he shall keep the Board of Directors fully informed of developments relating to the carrying out of his duties hereunder.

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         3.       Term.

                  (a)      Period of Employment.

                           The period of the Executive's employment under this
Agreement shall commence as of June 3, 1996 and shall, unless sooner terminated by the death of the Executive, mutual agreement or pursuant to Section 7 hereof, continue for a period of one (1) year therefrom (such period being herein referred to as the "Employment Period"), provided however, that unless either party gives written notice to the other within sixty (60) days of the Expiration Date, Executive's Employment Period shall continue for an additional year from the Expiration Date. The last day of the Employment Period, as from time to time extended, and without regard to any early termination pursuant to Section 7, is hereinafter referred to as the "Expiration Date."

                  (b)      Extension of Employment Period.

                           Numerex or the Executive may extend the Employment
Period by mutual agreement.

         4.       Compensation.

                  (a)      Salary and Incentive Compensation.

                           For all services rendered by the Executive in any
capacity during the Employment Period under this Agreement, subject to Section 7(e) hereof, the Executive shall be paid as compensation (1) an annual salary of $225,000 (to be increased to $250,000 effective January 1, 1997), or such higher salary as may be negotiated from time to time by Numerex and the Executive, plus
(2) a cash bonus equal to $50,000, $25,000 of which shall be pro-rated on a monthly basis

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($4,166.67) over the first six months of Executive's employment hereunder, while the remaining $25,000 shall be awarded at the sole discretion of the Board of Directors of Numerex. Such salary shall be payable in accordance with the standard pay schedule established for Numerex executives and any such discretionary bonus shall be payable in the manner and at the time specified by the Board of Directors.

                  (b)      Reimbursement of Expenses.

                           Numerex shall pay or reimburse the Executive, in
accordance with Numerex's policies and requirements, for all reasonable business travel and other expenses incurred by the Executive in performing his obligations under this Agreement.

                  (c)      Employee Stock Options.
                           Executive shall receive, on the date hereof, a stock
option to purchase 125,000 shares of Numerex Common Stock, at an exercise price equal to the per share market price on June 3, 1996. The option shall be granted pursuant to Numerex Employee Stock Option Plan and shall be exercisable as follows:

                         (i)   50,000, at such time as the closing price of
Numerex Common Stock equals or exceeds $10.00 per share for a period of sixty
(60) consecutive days;

                        (ii) 25,000, at such time as the closing price of Numerex Common Stock equals or exceeds $12.50 per share for a period of sixty
(60) consecutive days; and

                        (iii) 50,000, at such time as the closing price of Numerex Common Stock equals or exceeds $15.00 per share for a period of sixty
(60) consecutive days.


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         5.       Participation in Incentive Compensation
                  and Benefit Plans.

                  In addition to the payments provided under this Agreement, the Executive (or his beneficiary) is and shall be entitled to benefits under any and all executive or contingent compensation plans, stock options, restricted stock or stock purchase plans, retirement income or pension plans, supplemental or excess benefit plans, group hospitalization, health care, or sick leave plans, life or other insurance or death benefit plans, travel and accident insurance, vacation plans, or other present or future group employee benefit plans or programs of Numerex for which executive employees of Numerex are eligible, and the Executive may be eligible to receive, during the Employment Period, all benefits and emoluments for which he is eligible under any such benefit plan or program of Numerex in accordance with the provisions and requirements (including discretionary authority, where applicable) of any such plan or program.

         6.       Vacation and Sick Leave.

                  Executive shall be entitled to four (4) weeks of annual vacation and personal and sick leave in accordance with established Numerex policy.

         7.       Termination of Employment.

                  (a) Termination without Cause and Non-Extension of Employment Period.

                           Notwithstanding anything to the contrary contained
in this Agreement, subject to Executive receiving the compensation set forth in subsection (e) of this Section 7, Numerex may terminate the Executive's employment under this Agreement at any time or not renew this Agreement beyond the end of the Employment Period.


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                  (b)      Termination with Cause.

                           Numerex may terminate the Executive's employment
under this Agreement at any time for cause. The Executive shall have no right to receive compensation or other benefits for any period after termination for cause. The term "for cause" shall include and shall be limited to the following events:

                         (i)        The Executive is convicted of a felony;

                        (ii) The Executive willfully and deliberately fails or refuses in a material respect to comply with a significant instruction of the Board of Directors of Numerex, provided the Executive fails to cure such non-compliance within twenty (20) days after receiving written notice of such non-compliance, other than non-compliance due to a physical or mental illness, which willful failure results in, or which in the good faith judgment of the Board of Directors may result in demonstrable material injury and damage to Numerex; or

                       (iii) The Executive willfully and deliberately makes material misrepresentations to the Board of Directors of Numerex.

                  If Numerex's Board of Directors determines that Executive's employment under this Agreement shall be terminated for cause, then the Board of Directors shall forthwith provide Executive with a written notice of said determination. The notice shall contain a detailed statement of the facts which constitute the particulars of the cause for termination.


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                  (c)      Termination for Good Reason.

                           If Employee's employment with the Company is
terminated whether by the Company or Employee during the Employment Period upon the occurrence of any of the following events, the Company will pay to Employee the amount set forth in Section 7(e) hereof:

                        (i) a merger, consolidation, reorganization, sale of all or substantially all of the assets or other similar event; or

                        (ii) a "change in control" of the Company wherein within six months prior to the occurrence of such event or within one year after the occurrence of such event, Employee's position with the Company or the surviving or acquiring Person is changed from his current position with the Company to a lesser responsible position, the nature and scope of Employee's duties and authority or his responsibilities with the Company or the surviving or acquiring Person are reduced to a level below that which he enjoys on the date hereof or his then current base annual salary is reduced to a level below that which he enjoys on the date hereof. For purpose of this Section 7(c), a "change in control" of the Company means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and enforced on the date hereof, whether or not the Company is subject to such reporting requirement; provided that without limitation such a change in control shall have been deemed to conclusively occur when any of the following events shall have occurred:

                                  (A)    within any period of two consecutive
years during the Term, a change in at least a majority of the members of the Board or the addition of five or more new members to the Board; or

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                                  (B)    a "person" (as such term is used in
Sections 13(d) and 14(d) of the Exchange Act) or group acting in concert, (as described in Section 13(d)(2) of the Exchange Act), other than a person or group existing on the day hereof, holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of common shares of the Company which constitutes either (a) more than fifty percent of the shares which voted in the election of directors of the Company at the shareholders' meeting immediately preceding such determination or (b) more than twenty-five percent of the Company's outstanding common shares. For purposes of this Section 7(c) hereof, unexercised warrants or options or unconverted nonvoting securities shall count, for this purpose, as constituting beneficial ownership of the Company's common shares into which the warrants or options are exercisable or the nonvoting convertible securities are convertible, notwithstanding anything to the contrary contained in Rule 13d-3 of the Exchange Act.

                  (d)      Employee Notice and No Mitigation.

                           Employee shall have the right to terminate his
employment pursuant to Section 7(c) hereunder if he shall first give the Company not less than thirty days written notice of his intention to so terminate his employment specifying the reason(s) for such termination and the date of termination, and thereafter the Company shall not have cured or remedied the reason(s) (provided the reason(s) are capable of being cured or remedied) for such termination prior to the date of termination set forth in such notice. Anything in this Agreement to the contrary notwithstanding, Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment.
                  (e)      Remedies for Termination.

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                           Upon termination of the Executive's employment under
this Agreement pursuant to subsection (a) by reason of termination without cause or the Company's not renewing Agreement beyond the end of the Employment Period, or (c) for "Good Reason" of this Section 7, the Executive shall receive his base salary plus bonus for the most recently completed year of employment, payment of which shall be at the time provided for in this Agreement as if the Executive's employment under this Agreement had not terminated. Such payment shall be in lieu of any payments required to be made under Section 4(a) hereof.

                  (f)      Disability.

                         (i)        Total Disability.

                                    If the Executive is totally disabled (as
hereinafter defined) prior to the expiration of the Employment Period, Numerex may, on ten (10) days written notice to Executive, pay the Executive a disability benefit which is equal to the salary provided in Section 4, as the same may have been increased from time to time, received by Executive at the commencement of the Executive's total disability, reduced by the sum of (i) the amount of any benefits to which the Executive may be entitled with respect to the same period under any disability plan or pension plan, including related supplemental and excess benefit plans or agreements, of Numerex and (ii) the disability benefits payable under any government regulated plan including workers' compensation benefits. Payment of such disability benefit shall commence with the week coincident with the notice given above and shall continue until the earlier of the Expiration Date or the Executive's death. As used in this Agreement, the term "total disability" shall mean the complete inability of the Executive to perform all of his duties under this Agreement, which disability shall continue for any period of six full consecutive months. Upon the termination of such total disability, the Executive

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shall be offered an appropriate position as may be available at Executive's established compensation and benefits level.

                        (ii)        Partial Disability.

                                    In the event of partial disability or
illness, the obligation of Numerex to pay the salary of Executive pursuant to
Section 4 of this Agreement shall not be affected.

         8.       Withholding of Taxes.

                  Numerex may withhold from any payments under this Agreement all applicable taxes, as shall be required pursuant to any law or governmental regulation or ruling.

         9.       Non-Competition, Non-Disclosure and Confidentiality.

                  During the term of this Agreement, as it may be extended, and while Executive is receiving payments pursuant to Section 7(e) hereof Executive shall not (except with the prior approval of the Board of Directors of Numerex) be directly or indirectly engaged or concerned or interested in:

                  (a) any other business competing in any respect with the business of Numerex, or any company affiliated with Numerex, except as the holder of investments comprising not more than five (5%) percent of the issued shares of capital stock of any class of any company.

                  (b) any other occupation whatsoever and for this purpose "occupation" shall include any public or private appointed office or work which in the opinion of the Board of Directors of Numerex hinders or interferes with or otherwise impinges upon the performance by the Executive of his duties hereunder.

                  (c) The Executive shall not either during or after the termination of this Agreement:

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                         (i)  divulge or communicate to any person or persons,
except to officials of Numerex, or its affiliates; or

                        (ii) use for his own purposes or for any purposes other than those of Numerex, or its affiliates, any secret confidential or private information (a) relating to the business or affairs of Numerex, or any affiliate of Numerex; or (b) relating to the workings of any process or invention which is carried on or used by Numerex, or any affiliate of Numerex; or (c) which has been obtained from any third party on terms restricting its disclosure or use; or (d) relating to the clients or customers of Numerex, or any affiliate of Numerex provided however, these restrictions shall cease to apply to any information or knowledge which may come into the public domain (otherwise than through the fault of the Executive).

                  (d) All lists of clients or customers correspondence and all other papers, memoranda, records and writings, together with information stored on a computer or in computer format which may have been made by the Executive or have come into his possession relative to the business of Numerex, or any affiliate of Numerex shall be and remain the property of Numerex, including any copyright therein, and shall be handed over by him to Numerex from time to time on demand and in any event upon his leaving the service of Numerex.

                  (e) As the Executive in the course of his employment is likely to obtain knowledge of the trade secrets and other confidential information of Numerex, and affiliates of Numerex, and will have dealings with the customers and others upon whom reliance is placed by Numerex, in order to protect such trade secrets and information and the goodwill of Numerex, the Executive agrees without prejudice to any other duty implied by law and whether or not Numerex shall have been in breach of this Agreement:

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                         (i)        during his employment and for a period of
one (1) year after its termination (howsoever arising) Executive will not, either on his own account or for any person, firm, company, or organization, solicit or entice or endeavor to solicit or entice away from Numerex, any employee of Numerex or its affiliates;

                        (ii) during his employment and for a period of one (1) year after its termination (howsoever arising), Executive will not, in competition with any business carried on by Numerex, or any affiliate of Numerex at the termination of his employment hereunder, solicit business from any person, firm, company or organization which, to his knowledge, at any time during the period of twelve (12) months preceding the termination of his employment hereunder, has dealt with Numerex or, which to his knowledge is, on the termination of his employment, in the process of negotiating with Numerex.

                  (f) While the restrictions contained in this Clause 9 are considered by the parties to be reasonable in all the circumstances it is recognized that restrictions of the nature in question may fail for technical reasons unforeseen and, accordingly, it is hereby agreed and declared that if any such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of Numerex, but would be valid if part of the wording thereof were deleted or the periods (if any) thereof were reduced, or the range of activities or area dealt with thereby were reduced in scope, the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

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       10.        General Provisions.

                  (a)      Non-Assignability.

                           Neither this Agreement nor any right or interest
hereunder shall be assignable by the Executive without Numerex's prior written consent; provided, however, that nothing in this Section 10(a) shall preclude the executors, administrators, or other legal representatives of the estate of the Executive from assigning any right hereunder to the person or persons entitled thereto under the Executive's will or, in case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to the Executive's estate.

                  (b)      No Attachment.

                           Except as otherwise required by law, no right to
receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                  (c)      Amendment.

                           No amendment or modification of this Agreement shall
be deemed effective unless and until executed in writing by the parties hereto.

                  (d)      Entire Understanding.

                           This Agreement sets forth the entire understanding
between the parties with respect to the subject matter hereof and cancels and supersedes all prior oral and written agreements between the parties or otherwise applicable to Executive, with respect to the subject matter hereof.

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       11.        Legal Expenses.

                  Each party shall pay its or his own expenses incident to obtaining or enforcing any right or benefit provided by this Agreement.

       12.        Severability.

                  If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effect.


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       13.        Headings.

                  The headings are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

       14.        Settlement of Disputes.

                 Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or relating to this Agreement shall be submitted to and settled by arbitration in the City of Philadelphia, Pennsylvania, before and in accordance with the rules then obtaining of JUDICATE. In the event JUDICATE does not exist for settlement of disputes at the time either or both of the parties desire to submit a claim, controversy, demand, dispute or difference to arbitration, then such claim, controversy, demand, dispute or difference shall be submitted to and settled by arbitration in the City of Philadelphia, Pennsylvania before a single arbitrator who shall be knowledgeable in the field of business law and employment relations and such arbitration shall be in accordance with the rules then obtaining of the American Arbitration Association. The parties agree to bear joint and equal responsibility for all fees of the arbitrator, abide by any decision rendered as final and binding, and waive the right to submit the dispute to a public tribunal for a jury or non-jury trial.

       15.        Governing Law.

                  This Agreement has been executed and delivered in the Commonwealth of Pennsylvania and its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws thereof applicable to contracts executed and to be wholly performed in Pennsylvania.


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       16.        Consent to Jurisdiction.

                  Except as provided in Section 14 hereof, Executive and Numerex irrevocably consent to the exclusive jurisdiction of the Court of Common Pleas of Montgomery County, Pennsylvania and/or the United States District Court for the Eastern District of Pennsylvania in any action or proceeding pursuant to this Agreement and agree to service of process in accordance with Section 16 herein.

       17.        Notices.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following address or to such other address as either party may designate by like notice:

                  A.       If to Executive, to:

                           John J. Reis
                           10859 Patowmack Drive
                           Great Falls, VA 22066

                  B.       If to Numerex, to:

                           Rose Tree Corporate Center II
                           1400 North Providence Road
                           Suite 5500
                           Media, PA 19063
                           Attention:  Chairman of the Board

and to such other additional person or persons as either party shall have designated to the other party in writing by like notice.

       18.        Successors, Binding Agreement.

                  (a) Numerex will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Numerex

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to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Numerex would be required to perform it if no such succession had taken place.

                  (b) This Agreement shall inure to the benefit of and be enforceable by and inure to the benefit of both Numerex and its successors and assigns and the Executive and his personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. If the Executive should die while any amount is payable to the Executive under this Agreement all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

         EXECUTIVE AFFIRMS THAT THE ONLY CONSIDERATION FOR SIGNING THIS AGREEMENT ARE THE TERMS STATED HEREIN, THAT NO OTHER PROMISES OR AGREEMENTS OF ANY KIND HAVE BEEN MADE TO OR WITH HIM BY ANY PERSON OR ENTITY WHATSOEVER TO CAUSE HIM TO SIGN THIS AGREEMENT, AND THAT HE FULLY UNDERSTANDS THE MEANING AND INTENT OF THIS DOCUMENT. EXECUTIVE STATES AND REPRESENTS THAT HE HAS BEEN ADVISED, AND HAD AN OPPORTUNITY, TO DISCUSS FULLY AND REVIEW THE TERMS OF THIS AGREEMENT WITH AN ATTORNEY. EXECUTIVE FURTHER STATES AND REPRESENTS THAT HE HAS CAREFULLY READ THIS AGREEMENT, UNDERSTANDS THE CONDITIONS HEREOF, FREELY AND VOLUNTARILY ASSENTS TO ALL THE TERMS AND CONDITIONS HEREOF, AND SIGNS THE SAME AS HIS OWN FREE ACT.


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         IN WITNESS WHEREOF, Numerex has caused this Agreement to be executed and its seal to be affixed hereto by its officers thereunto duly authorized, and the Executive has signed this Agreement June 3, 1996.


ATTEST:                                   NUMEREX CORP.


                                          By: /s/ Kenneth F. Manser
-----------------------------------           ---------------------------------
                                              Chairman of the Board



WITNESS:                                  EXECUTIVE


/s/ Charles L. McNew                       /s/ John J. Reis
------------------------------------       ------------------------------------
                                            John J. Reis




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                          AMENDED EMPLOYMENT AGREEMENT
                     BETWEEN NUMEREX CORP. AND JOHN J. REIS

      This amended employment agreement (the "Amended Agreement") made effective as of the 24th day of October, 1996, by and between Numerex Corp., a corporation incorporated under the laws of the Commonwealth of Pennsylvania ("Numerex" or the "Company"), and John J. Reis (the "Executive").

      WHEREAS, on June 3, 1996 Numerex and Executive entered into an employment agreement (the "Agreement");

      WHEREAS, pursuant to Section 4(c) Executive was granted a stock option to purchase 125,000 shares of Numerex Common Stock under the Company's Employee Stock Option Plan (the "Plan");

      WHEREAS, pursuant to an amendment to the Plan the maximum number of shares of Common Stock for which options may be granted to any participant during any fiscal year of the Company is 100,000;

      WHEREAS, Numerex and Executive are desirous of complying with the terms of the Plan;

      WHEREAS, Numerex and Executive are desirous of amending the Agreement so as to comply with the Plan, while still preserving the benefit to Executive.

      NOW, THEREFORE, upon the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereby agree to modify only Section 4(c) of the Agreement as set forth hereunder, and all remaining provisions of the Agreement shall remain unchanged and in full force and effect.

      4. Compensation.

            (c) Employee Stock Options.

                  (1) Executive shall receive, on June 3, 1996, a stock option to purchase 100,000 shares of Numerex Common Stock, at an exercise price equal to the per share market price on June 3, 1996. The option shall be granted pursuant to Numerex Employee Stock Option Plan and shall be exercisable as follows:

                        (i) 50,000, at such time as the closing price of Numerex Common Stock equals or exceeds $10.00 per share for a period of sixty (60) consecutive days.

                        (ii) 25,000, at such time as the closing price of Numerex Common Stock equals or exceeds $12.50 per share for a period of sixty
(60) consecutive days; and

                        (iii) 25,000, at such time as the closing price of Numerex Common Stock equals or exceeds $15.00 per share for a period of sixty
(60) consecutive days.

                  (2) Executive shall receive, on November 1, 1996, a stock option to purchase 25,000 shares, at an exercise price equal to the per share market price on November 1, 1996. The option shall be granted pursuant to Numerex Employee Stock Option Plan and shall be exercisable at such time as the closing


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price of Numerex Common Stock equals or exceeds $15.00 per share for a period of sixty (60) consecutive days.

      IN WITNESS WHEREOF, Numerex has caused this amendment Agreement to be executed and its seal to be affixed hereto by its officer thereunto duly authorized, and the Executive has signed this Agreement this 24th day of October, 1996.

ATTEST:                                      NUMEREX CORP.


_________________________________            By: /s/Kenneth F. Manser
                                                 -------------------------------
                                                 Chairman of the Board


WITNESS:                                  EXECUTIVE


_________________________________            By: /s/John J. Reis
                                                 -------------------------------
                                                 John J. Reis


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